UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4), and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

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	(4)	Date filed:

Dear New York Community Bancorp Shareholder,

You are receiving this e-mail because you are enrolled to receive NEW YORK COMMUNITY BANCORP, INC.’s Annual Meeting proxy materials, and to vote on the matters to be presented at the Annual Meeting, via the Internet.

On May 3, 2016, you were sent proxy soliciting information pertaining to the meeting, which is now less than two weeks away. According to our latest records, we have not yet received your voting instruction(s) on the matters to be considered at the Annual Meeting.

Even if you have already voted some of the shares you held at the record date in certificate form or through your broker, it is important that you also vote the shares you hold in the accounts identified below.

This e-mail represents all shares in the following account(s).

NAME
NEW YORK COMMUNITY BANCORP INC	123,456,789,012.00000
PENNFED FINANCIAL SERVICES	123,456,789,012.00000
ROSLYN BANCORP	123,456,789,012.00000
SYNERGY FINANCIAL GROUP	123,456,789,012.00000
NEW YORK COMMUNITY BANCORP, INC. 401K	123,456,789,012.00000
NEW YORK COMMUNITY BANCORP, INC. ESOP	123,456,789,012.00000
NYCB NON-QUALIFIED STOCK INCENTIVE PLAN	123,456,789,012.00000
NEW YORK COMMUNITY BANCORP UNEXCHANGE2	123,456,789,012.00000
NEW YORK COMMUNITY BANCORP, INC. 401K	123,456,789,012.00000
NEW YORK COMMUNITY BANCORP, INC. ESOP	123,456,789,012.00000

CONTROL NUMBER: 0123456789012345

New York Community Bancorp, Inc.’s Board of Directors unanimously recommends that the Company’s shareholders vote “FOR” the elections of directors, “FOR” the ratification of KPMG, LLP as the Company’s independent auditor, “FOR” the Company’s charter amendment proposal, and “AGAINST” the New York City Comptroller’s Office shareholder proposal on proxy access.

Your vote is very important and we urge you to vote your shares by the dates provided below.

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote, you will need the CONTROL NUMBER provided above and your four-digit PIN:

–	If you are a shareholder who consented to receive proxy materials electronically, your PIN is the four-digit number you selected at the time of your enrollment.

–	If you have forgotten your PIN or if your PIN is not accepted, please try the last four digits of your Social Security number. If you still are unable to access the site, please follow the “Forgot PIN” instructions on ProxyVote.com.

Internet voting is accepted up to 11:59 p.m. (EDT) on Monday, June 6, 2016, EXCEPT for shares held by employees in the NEW YORK COMMUNITY BANCORP, INC. Benefit Plans listed above. The cut-off for accepting voting instructions for shares of common stock held in the Company’s Benefit Plans is Thursday, June 2, 2016.

To view the Annual Meeting documents listed below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the following url address: http://www.adobe.com/products/acrobat/readstep2.html

The Annual Meeting documents can also be found at the following Internet site(s):

Proxy Statement: http://eproxymaterials.com/interactive/nycb2016proxy/

Annual Report: http://eproxymaterials.com/interactive/nycb2015/

If you are an employee and are enrolled for electronic delivery of your NEW YORK COMMUNITY BANCORP, INC., Annual Meeting documents, and still wish to receive hard copies, you may contact NEW YORK COMMUNITY BANCORP, INC.’s Human Resources Benefits Department.

If you are not an employee shareholder, questions regarding this communication should be directed to your advisor or NEW YORK COMMUNITY BANCORP, INC.’s Investor Relations Department.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to https://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to https://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:

M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this email with any comments or questions you may have about ProxyVote.com. (Please include the original text and subject line of this message for identification purposes). AOL users, please highlight the entire message before clicking the reply button.

Thank you for your consideration.